UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2014

GOODMAN NETWORKS INCORPORATED

(Exact name of registrant as specified in its charter)

Texas	333-186684	74-2949460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 International Parkway, Suite 1000 Plano, Texas	75093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 406-9692

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2014, Goodman Networks Incorporated (the “Company”) entered into a Construction Subordinate Agreement (the “Subordinate Agreement”) with AT&T Mobility LLC (“AT&T”). The Subordinate Agreement is a master service agreement (“MSA”) governing how the Company will provide certain services and materials to AT&T upon request, including program management, project management, architecture and engineering, construction management and equipment installation services. The Subordinate Agreement has a term expiring on August 31, 2017, and AT&T has the option to renew the contract on a yearly basis thereafter.

The Subordinate Agreement incorporates the terms of that certain Mobility Network General Agreement, dated January 14, 2014, between the Company and AT&T (the “General Agreement”). The General Agreement is an MSA that provides certain universal terms that apply to the subordinate MSAs entered into under the General Agreement, including the Subordinate Agreement. These general terms include, among other things, those related to performance and acceptance of work, indemnification, insurance requirements, invoicing and payment, most-favored customer benefits, records and audits and taxes. The terms of the General Agreement are intended to be general in nature and may be modified or supplemented by the subordinate MSAs entered into under the General Agreement. The General Agreement has a term expiring on August 31, 2016, and AT&T has the option to renew the contract on a yearly basis thereafter.

The Subordinate Agreement is intended to replace the previous multi-year MSA between the Company and AT&T, the Turf Program Agreement, dated December 16, 2011, as amended (the “2011 Agreement”). Under the 2011 Agreement, AT&T assigned the Company wireless work in 9 of 31 distinct AT&T markets (“Turf Markets”). AT&T has not changed the Company’s Turf Market assignments in connection with entering into the Subordinate Agreement, however AT&T has the right to change the Turf Market awards at any time. The Subordinate Agreement does not include exclusivity provisions and does not require AT&T to assign the Company a minimum amount of work. Site acquisition services that the Company previously provided under the 2011 Agreement are now provided pursuant to a separate subordinate MSA under the General Agreement.

AT&T is the Company’s largest customer. For the period from January 1, 2009 through June 30, 2014, the Company has generated an aggregate of approximately $2.73 billion of revenue from subsidiaries of AT&T Inc., including AT&T.

SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODMAN NETWORKS INCORPORATED

Date: September 5, 2014	By:	/s/ Ron B. Hill
	Name:	Ron B. Hill
	Title:	Chief Executive Officer and President